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                                                                   EXHIBIT 10.56

                            INCENTIVE POOL AGREEMENT

         INCENTIVE AGREEMENT, effective as of May 17, 1996, by and between Gargoyles, Inc., a Washington corporation ("Gargoyles"), and Douglas W. Lauer, now residing at 120 Emerald Drive, Danville, California 94526 (the "Executive").

                                R E C I T A L S :

         WHEREAS, Executive and Gargoyles are among the parties to a certain Agreement for the Purchase of Common Stock dated May 17, 1996 (the "Purchase Agreement"), pursuant to which Gargoyles purchased 140,000 shares of the common stock of the Company. The D.W. Lauer Company, a California corporation (the "Company"); and

         WHEREAS, as contemplated under the Purchase Agreement, the Company employed the Executive on the terms and subject to the conditions set forth in an Employment Agreement of even date therewith; and

         WHEREAS, Gargoyles has agreed to make available up to 14,000 shares of the common stock of the Company issued to Gargoyles as additional incentive to Executive and certain members of the Company's management team.

                               A G R E E M E N T :

         The parties agree as follows:

         Incentive Pool. Executive and certain other designated key employees of the Company ("Participants") shall be entitled to a share, determined as provided below, of an "Incentive Pool" (as hereinafter defined), calculated for each of the twelve-month periods ending December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000 (each, a "Bonus Period"). Within sixty
(60) days prior to each Bonus Period, each Participant's share of the Incentive Pool shall be established by the Executive Team, based upon a review of the services performed by the Participant for the preceding twelve months subject to final approval of the Company's Board of Directors. The "Executive Team" shall consist of Executive, so long as he is employed by Company as an executive. Additional individuals may be added to the Executive Team based upon majority approval of the Executive Team members, subject to final approval by the Board. "Incentive Pool" shall mean 3,500 (as adjusted for stock splits, stock dividends or similar events) shares of the common
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stock of the Company for each Bonus Period in which the Company meets the
Operating Objectives for such Bonus Period, as set forth in Exhibit A.

         Entire Agreement; No Amendment. No agreements or representations, oral or otherwise, express or implied, have been made by either party, with respect to Executive's employment by the Company, that are not set forth expressly herein. No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         Notices. All notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service, which provides written verification of receipt, or by registered or certified mail return receipt requested (the "Notice"). Any such Notice delivered by registered or certified mail shall be deposited in the United States mail with postage thereon fully prepaid, or if by courier then deposited with the courier. All Notices shall be addressed to the parties to be served as follows:

         (a)      If to the Company, at           With a copy to:

                  Douglas W. Lauer                Robb A. Scott, Esq.
                  120 Emerald Drive               Steinhart & Falconer
                  Danville, CA 94526              333 Market Street, Suite 3200
                                                  San Francisco, CA 94105
                                                  (415) 777-3999

         (b)      If to the Executive, at

                  Douglas W. Lauer                Robb A. Scott, Esq.
                  120 Emerald Drive               Steinhart & Falconer
                  Danville, CA 94526              333 Market Street, Suite 3200
                                                  San Francisco, CA 94105
                                                  (415) 777-3999

         (c)      If to the Gargoyles, at

         Gargoyles Performance Eyewear            Cynthia Pope, Esq.
         5866 South 194th Street                  Gargoyles Performance Eyewear
         Kent, Washington 98032                   5866 South 194th Street
         Attention:  Douglas B. Hauff             Kent, Washington 98032
                                                  (206) 872-6100


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         Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section. All such notices, requests, demands, and other communications shall be effective when received at the respective address set forth above or as then in effect pursuant to any such change.

         Waivers. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Severability. If any clause, paragraph, section, or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason by any court of competent jurisdiction, such provision shall be ineffective but shall not, in any way, invalidate or affect any other clause, paragraph, section, or part of this Agreement.

         Assignment. Neither party may assign (whether by operation of law or otherwise) any rights (other than the right to receive income hereunder) under this Agreement without the prior written consent of the other.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      GARGOYLES, INC., a Washington corporation



                                      By:  /s/  Douglas B. Hauff
                                           -------------------------------------
                                      Name:     Douglas B. Hauff
                                            ------------------------------------
                                      Title:    President
                                             ----------------------------------




                                                 /s/  Douglas W. Lauer
                                      ------------------------------------------
                                      DOUGLAS W. LAUER




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                                    EXHIBIT A

                              OPERATING OBJECTIVES

         The 1997 through 2000 operating objectives are as follows:

                             1997         1998          1999          2000
                             ----         ----          ----          ----

Net Sales                    2.5M          6M           13M           20M
Operating Income           $250,000     $750,000       $2.5M         $4.5M














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